EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Precision Drilling Corporation

We consent to the use of our reports, both dated March 3, 2017, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference in this registration statement on Form S-8.

/s/ KPMG LLP

Chartered Accountants

October 30, 2017

Calgary, Canada